UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2011

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2011, Aon Corporation, a Delaware corporation (“Aon”), entered into a Term Credit Agreement (the “Term Loan Agreement”) with Bank of America, N.A. (“B of A”), as administrative agent, the lenders party thereto (collectively, the “Term Loan Lenders”), Morgan Stanley Senior Funding, Inc., as syndication agent (“Morgan Stanley”), Citigroup Global Markets, Inc., (“Citigroup”), Credit Suisse AG, Deutsche Bank Securities Inc. (“Deutsche Bank”), Goldman Sachs Bank USA (“Goldman”), The Royal Bank of Scotland plc and Wells Fargo Bank, N.A. as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley, as joint lead arrangers and joint bookrunners, and Citigroup, Credit Suisse Securities (USA) LLC, Deutsche Bank, Goldman, RBS Securities Inc. and Wells Fargo Securities, LLC as co-arrangers, pursuant to which, subject to the conditions set forth in the Term Loan Agreement, the Term Loan Lenders committed to provide an unsecured term loan financing of $450 million (the “Term Loan Facility”).  The net proceeds of the loans under the Term Loan Facility were used, together with the net proceeds of Aon’s May 24, 2011 offering of $500 million in senior unsecured notes, to repay all amounts outstanding under Aon’s $1 billion three-year term credit agreement dated as of August 13, 2010, entered into in connection with Aon’s merger transaction with Hewitt Associates, Inc., which agreement was described in Item 1.01 of Aon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2010, and which description is incorporated herein by reference (the “Prior Credit Agreement”).  The Prior Credit Agreement was terminated effective June 15, 2011.

Borrowings under the Term Loan Facility will bear interest, at Aon’s option, at a rate equal to either (a) the rate for eurodollar deposits as reflected on the applicable Reuters LIBOR01 page for the interest period relevant to such borrowing (adjusted for any statutory reserve requirements for eurocurrency liabilities) (the “Eurodollar Rate”), plus the applicable margin or (b) the highest of (i) the rate of interest publicly announced by Bank of America, N.A., as its prime rate, (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the one month Eurodollar Rate plus 1.0%, in each case plus the applicable margin.  The applicable margin for borrowings under the Term Loan Facility may change depending on Aon’s achievement of certain public debt ratings.  The Term Loan Facility has a maturity date of October 1, 2013 and contains covenants with respect to the ratio of consolidated adjusted EBITDA to consolidated interest expense (which may not be less than 4.0 to 1.0) and the ratio of consolidated funded debt to consolidated adjusted EBITDA (which may not be more than 3.0 to 1.0), as well as other customary covenants, undertakings and events of default.

Aon has a number of other commercial relationships with the Term Loan Lenders, lead arrangers and co-arrangers or their affiliates.  In addition, Aon and certain of its affiliates have performed, and may perform, various insurance brokerage and consulting services for the Term Loan Lenders, lead arrangers and co-arrangers or their affiliates.

The foregoing summary is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is filed herewith and incorporated by reference.   Aon issued a press release relating to its entry into the Term Loan Agreement, which is filed herewith and incorporated by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the Term Loan Agreement and the termination of the Prior Credit Agreement is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the Term Loan Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)-(b) Not applicable

(c) Exhibits

Exhibit Number	Description

10.1

$450,000,000 Term Credit Agreement Dated as of June 15, 2011 among Aon Corporation, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc. as syndication agent, Citigroup Global Markets, Inc., Credit Suisse AG, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, RBS Securities Inc. and Wells Fargo Bank, N.A., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, RBS Securities Inc. and Wells Fargo Securities, LLC as co-arrangers.

99.1	Press Release dated June 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 15, 2011	Aon Corporation

	By:	/s/ Ram Padmanabhan
Ram Padmanabhan
Vice President and Chief Counsel - Corporate

EXHIBIT INDEX

Exhibit Number	Description

10.1

$450,000,000 Term Credit Agreement Dated as of June 15, 2011 among Aon Corporation, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, Morgan Stanley Senior Funding, Inc. as syndication agent, Citigroup Global Markets, Inc., Credit Suisse AG, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, RBS Securities Inc. and Wells Fargo Bank, N.A., as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, RBS Securities Inc. and Wells Fargo Securities, LLC as co-arrangers.

99.1	Press Release dated June 15, 2011